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EXHIBIT 10
CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" and to the use of our reports on the JPF Variable Annuity Separate Account dated March 29, 2002, and Jefferson Pilot Financial Insurance Company and Subsidiaries dated February 4, 2002, included in Post Effective Amendment No. 3 (Form N-4, No. 333-94539) under the Securities Act of 1933 and Amendment No. 9 (Form N-4, No. 811-09779) under the Investment Company Act of 1940 and related Statement of Additional Information of The Pilot Classic Variable Annuity issued by Jefferson Pilot Financial Insurance Company.

                                                        /s/ Ernst & Young LLP

Greensboro, North Carolina
April 22, 2002